UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported)
May 17, 2023
NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16411	80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

2980 Fairview Park Drive, Falls Church, VA 22042
(Address of principal executive offices)(Zip Code)

(703) 280-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As disclosed in our 2023 Proxy Statement, in March 2023, the Board of Directors of Northrop Grumman Corporation (the "Company") approved amendments to the Company's Amended and Restated Certificate of Incorporation reducing the ownership threshold required to call a special meeting from 25% to 15%, subject to shareholder approval at the Company's Annual Meeting of Shareholders held on May 17, 2023 (the "2023 Annual Meeting"). At the 2023 Annual Meeting, shareholders considered and approved these amendments. The Amended and Restated Certificate of Incorporation will be effective upon filing with the Secretary of State of the State of Delaware.
On May 17, 2023, the Board of Directors considered and approved a corresponding amendment to the Company's Amended and Restated Bylaws to reflect this change in ownership threshold to call a special meeting, and also approved other limited amendments to the Company's Amended and Restated Bylaws. These amendments update certain provisions to reflect the universal proxy rules promulgated by the Securities and Exchange Commission, other recent changes to the Delaware General Corporation Law, emerging practices, and clarified information requirements.

The Amended and Restated Bylaws will be effective upon the filing of the Amended and Restated Certificate of Incorporation. Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 to this Report, respectively.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.
At the 2023 Annual Meeting held on May 17, 2023, shareholders considered and approved the five proposals that management presented, each of which is described in more detail in the Company's Proxy Statement filed on March 31, 2023.

The results detailed below for the proposals presented at the Annual Meeting represent the final voting results as certified by the Inspectors of Election.

Management Proposals

Proposal 1

The shareholders elected the following thirteen directors: Kathy J. Warden, David P. Abney, Marianne C. Brown, Ann M. Fudge, Madeleine A. Kleiner, Arvind Krishna, Graham N. Robinson, Kimberly A. Ross, Gary Roughead, Thomas M. Schoewe, James S. Turley, Mark A. Welsh III and Mary A. Winston.

Director	For	Against	Abstain	Broker Non-Vote
Kathy J. Warden	117,525,861	3,725,950	441,603	13,719,402
David P. Abney	116,160,160	4,903,608	629,646	13,719,402
Marianne C. Brown	118,866,294	2,161,055	666,065	13,719,402
Ann M. Fudge	119,079,173	2,048,282	565,959	13,719,402
Madeleine A. Kleiner	117,683,050	3,348,122	662,242	13,719,402
Arvind Krishna	119,694,027	1,319,272	680,115	13,719,402
Graham N. Robinson	119,307,374	1,711,411	674,629	13,719,402
Kimberly A. Ross	119,362,977	1,622,368	708,069	13,719,402
Gary Roughead	118,637,201	2,462,328	593,885	13,719,402
Thomas M. Schoewe	118,420,596	2,666,174	606,644	13,719,402
James S. Turley	108,319,220	12,717,816	656,282	13,719,402
Mark A. Welsh III	119,820,401	1,255,149	617,864	13,719,402
Mary A. Winston	118,858,052	2,170,074	665,288	13,719,402

Proposal 2

The shareholders approved, on an advisory basis, the compensation of the Company's named executive officers, with a vote of:

For	Against	Abstain	Broker Non-Vote
116,744,897	4,033,337	915,180	13,719,402

Proposal 3

The shareholders approved, on an advisory basis, a preferred frequency of one year for future votes on the compensation of the Company's named executive officers, with a vote of:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
119,067,507	751,366	1,501,524	373,017	13,719,402

Proposal 4

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2023 with a vote of 130,654,947 shares for, 4,365,481 shares against and 392,388 abstentions.

Proposal 5

The shareholders approved management's proposal to reduce the threshold required to call a special meeting of shareholders, with a vote of:

For	Against	Abstain	Broker Non-Vote
119,424,417	1,645,476	623,521	13,719,402

Shareholder Proposals

Proposal 6

The shareholders did not approve the shareholder proposal annually to conduct an evaluation and issue a report describing alignment/misalignment of the Company's political activities with its human rights policy.

For	Against	Abstain	Broker Non-Vote
24,027,963	95,937,437	1,728,014	13,719,402

Proposal 7

The shareholders did not approve the shareholder proposal to provide for an independent board chair.

For	Against	Abstain	Broker Non-Vote
47,215,801	73,510,658	966,955	13,719,402

The Board of Directors will carefully consider the shareholders' input on these proposals and feedback received in the course of shareholder engagement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	3.1	Amended and Restated Certificate of Incorporation of Northrop Grumman Corporation, as amended May 17, 2023
	3.2	Amended and Restated Bylaws of Northrop Grumman Corporation, as amended May 17, 2023
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Jennifer C. McGarey
(Signature) Jennifer C. McGarey Corporate Vice President and Secretary

Date: May 19, 2023

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Northrop Grumman Corporation, as amended May 17, 2023
3.2	Amended and Restated Bylaws of Northrop Grumman Corporation, as amended May 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)